UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018 (May 22, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 8, 2018, Green Spirit Industries Inc. (the “Company”) reported in a Current Report on Form 8-K that its wholly-owned subsidiary, Green Spirit Mendocino, LLC, entered into short-term lease with the landlord (the “Seller”) of a real property building located at 138 Main Street, Point Arena, CA 95468 (the “Premises”) for the operation of a cannabis dispensary business, operating under the name “The Green Room.”. Concurrently upon execution of the short-term lease, the Company, through its wholly-owned subsidiary, 138 Main Street PA, LLC (the “Subsidiary”), entered into a purchase and sale agreement with the Seller to purchase the Premises, which consists of an 800-square-foot freestanding structure located on a 0.50-acre parcel. On May 22, 2018, the Subsidiary completed the purchase of the Premises for a total purchase price of $195,000 in cash, exclusive of closing costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: May 29, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer